UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)
April 12, 2011
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CHINO COMMERCIAL BANCORP
(Exact Name of Registrant as Specified in its Charter)
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California (State or other jurisdiction of incorporation or organization)	000-35366 (Commission File No.)	20-4797048 (I.R.S. Employee Identification No.)

14245 Pipeline Avenue, Chino, California 91710
(Address of Principal Executive Offices) (Zip Code)

(909) 393-8880
(Registrant’s Telephone Number including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2011, Chino Commercial Bank, N.A. (the “Bank”), the Company’s wholly-owned banking subsidiary, entered into a formal written agreement (the “Agreement”) with the Office of the Comptroller of the Currency (the “OCC”), the Bank’s primary regulator.  The Agreement became effective April 12, 2011 and will remain in effect and enforceable until it is modified, waived or terminated in writing by the OCC.  A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Entry into the Formal Agreement does not change the Bank’s “well-capitalized” status as of the date of this Current Report on Form 8-K.  The Agreement is based on the findings of the OCC during their on-site examination of the Bank as of January 3, 2011 (the “OCC Exam”).  Since the completion of the OCC Exam, the Bank’s Board of Directors (the “Bank Board”) and its management have aggressively worked to address the findings of the OCC Exam, and have already successfully implemented initiatives and strategies to address and resolve a number of the issues noted in the Agreement.  The Bank continues to work in cooperation with its regulators to bring its policies and procedures into conformity with directives.

The Bank is required to take the following actions: (i) adopt, implement and adhere to a rolling three year strategic plan and capital program, including objectives, projections and implementation strategies for the Bank’s overall risk profile, earnings performance, and various balance sheet items, as well as intended product line development and market segments; (ii) refrain from paying dividends without prior OCC non-objection; (iii) add a new independent director with banking experience, or similar accounting or regulatory experience, to the Bank Board; (iv) obtain non‑objection from the OCC before adding any individual to the Bank Board or employing any senior executive officer; (v) obtain a review of insider lending compliance by an independent outside audit firm acceptable to the OCC; (vi) revise, in a manner acceptable to the OCC, the Bank’s policies or programs concerning overdrafts, insider lending compliance, credit risk management, credit risk accounting, nonaccrual recognition and concentration risk management; and thereafter implement and adhere to such policies; (vii) protect the Bank’s interest in assets criticized by the OCC and take certain actions to reduce the level of criticized assets; (viii) continue to review the adequacy of the Bank’s allowance for loan losses and maintain a program acceptable to the OCC to ensure an adequate allowance; (ix) correct each violation of law, rule or regulation cited in the most recent regulatory examination report and implement procedures to avoid future violations; and (x) submit quarterly progress reports to the OCC regarding various aspects of the foregoing actions.  The Bank Board has appointed a compliance committee to submit such reports and monitor and coordinate the Bank’s performance under the Agreement.

The foregoing description is only a summary of the material terms of the Agreement and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1.

The Bank has also agreed to the OCC establishing higher minimum capital ratios for the Bank, specifically that the Bank will achieve by May 31, 2011, and thereafter maintain, a Leverage Capital Ratio of not less than 9.0% and a Total Risk-Based Capital Ratio of not less than 12.0%.  As of March 31, 2011 the Bank’s Leverage Capital Ratio was 8.95% and its Total Risk-Based Capital Ratio was 15.11%.

Item 9.01               Financial Statements and Exhibits

Exhibit	Description

10.1	Formal Written Agreement between the Comptroller of the Currency and Chino Commercial Bank, N.A. dated April 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 15, 2011	CHINO COMMERCIAL BANCORP By: /s/Dann H. Bowman Dann H. Bowman President and Chief Executive Officer (Officer authorized to sign on behalf of Registrant)